As filed with the Securities and Exchange Commission on December 3, 2007.

Registration No. 333-1922

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

____________________

AKTIEBOLAGET VOLVO (publ)

(Exact name of Registrant as specified in its charter)

Kingdom of Sweden (State or other jurisdiction of incorporation or organization)	S-405 08 Göteborg Sweden (Address of principal executive offices)	Not Applicable (I.R.S. Employer Identification Number)

DEPOSITARY SHARE PURCHASE PLANS

(Full title of the plans)

Charles H. Wood, Jr.

Volvo Construction Equipment

North America, Inc.

One Volvo Drive

Asheville, North Carolina 28803-3447

(828) 650-2003

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

+1 (212) 848-7171

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 to Registration Statement on Form S-8, Registration No. 333-1922 (the “Registration Statement”), is being filed to deregister certain American Depositary Shares representing B Shares, quota value SEK 1 (the “B Shares”), of Aktiebolaget Volvo (publ) (the “Registrant”) that were registered for issuance to employees of the Registrant and its subsidiaries pursuant to certain Depositary Share Purchase Plans (the “Plans”). The Registration Statement registered 250,000 B Shares issuable pursuant to the Plans. In connection with the Registrant’s suspension of its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

PART II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Göteborg, Sweden and in the City of New York, State of New York, United States of America, on December 3, 2007.

AKTIEBOLAGET VOLVO (publ) (Registrant)

By:	/s/ Eva Persson
	Name:	Eva Persson
	Title:	Senior Vice President & General Counsel

By:	/s/ Pär Östberg
	Name:	Pär Östberg
	Title:	Senior Vice President & CFO

By:	/s/ Tomas Ericson
	Name:	Tomas Ericson
	Title:	Authorized Representative in the United States and President of Volvo Group North America